Clover Health Reports Third Quarter 2022 Financial Results
Third quarter Insurance MCR of 86.3% and year-to-date Insurance MCR of 91.7% demonstrate positive momentum
The Company updates 2022 full year guidance to include improved 2022 Insurance MCR range of 93% to 94%

Clover intends to continue to grow Insurance business at above-market rates in 2023 but will moderate growth to prioritize profitability

Company outlines strategic reduction in number of ACO REACH participating physicians in 2023; targeting Non-Insurance MCR below 100%

The Company reports strong liquidity, delaying any requirement for additional capital at least through 2023 and potentially beyond

FRANKLIN, Tenn. - November 7, 2022 - Clover Health Investments, Corp. (NASDAQ: CLOV) ("Clover," "Clover Health" or the "Company"), a physician enablement company committed to improving health equity for seniors, today reported financial results for the third quarter of 2022. Management will host a conference call today at 5:00 p.m. ET to discuss its operating results and other business highlights.
"Strong third quarter results, led by significantly improved Insurance Medical Care Ratio ("MCR"), highlight our ability so far this year to drive more and more value via Clover Assistant," said Clover Health CEO Vivek Garipalli. "We believe we have proven that our wide-network high-choice plans, powered by Clover Assistant, are fundamental differentiators, with our flagship PPO plan recently maintaining a 3.5 stars rating."

Andrew Toy, President of Clover Health, added, "We continue to grow the reach and capabilities of Clover Assistant and believe that our overall growth firmly advances our mission to improve every life. We do that by supporting physicians in catching and treating conditions earlier to increase the health and well-being of their patients. I'm pleased that this growth has been accompanied by positive momentum towards profitability. That momentum is reflected in our Q3 results as well as our updated 2022 guidance, which includes an improved 2022 Insurance MCR range of 93% to 94%." Mr. Toy continued, "In addition, we believe that strong tailwinds exist for our business as we look to 2023 and beyond. We intend to continue to grow our Insurance line of business at above-market rates but are also firmly prioritizing profitability for both the Insurance and Non-Insurance lines of business. We will also leverage our learnings under our participation in the Global and Professional Direct Contracting Model, which will transition to the Accountable Care Organization Realizing Equity, Access, and Community Health Model ("ACO REACH") in 2023, to focus on a smaller set of provider groups who we believe are best aligned to our own strategy and capabilities for delivering the best in value-based care. I'm excited about the prudent actions that we are taking in our Non-Insurance business as I believe they will accelerate us towards profitability."

Key Company highlights are as follows:

Dollars in Millions	Q3'22	Q3'21
Total revenue	$856.8	$427.2
Insurance MCR	86.3%	102.5%
Non-Insurance MCR	104.2	102.4
Salaries and benefits plus General and administrative expenses ("SG&A")(1)	$118.0	$119.2
Adjusted Salaries and benefits plus General and administrative expenses ("Adjusted SG&A") (non-GAAP) (1)(2)(3)	75.3	70.5
Net loss	(75.3)	(34.5)
Adjusted EBITDA (non-GAAP) (3)	(58.3)	(79.7)
(1) Salaries and benefits plus General and administrative expenses ("SG&A") is the sum of Salaries and benefits plus General and administrative expenses presented as the GAAP measure in the unaudited condensed consolidated financial statements.
(2) Beginning with the third quarter of 2022, we updated the name of our Adjusted Operating Expenses (non-GAAP) metric to Adjusted SG&A (non-GAAP). There has been no change to the calculation of this metric and previously reported results of the Company were not impacted by this change.
(3) Adjusted SG&A (non-GAAP) and Adjusted EBITDA (non-GAAP) are non-GAAP financial measures. Reconciliations of Adjusted SG&A (non-GAAP) to the sum of SG&A and Adjusted EBITDA (non-GAAP) to net loss, respectively, the most directly comparable GAAP measures, are provided in the tables immediately following the consolidated financial statements below. Additional information about the Company's non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A.

Lives under Clover Management

	September 30, 2022	September 30, 2021
Insurance members	88,136	67,281
Non-Insurance beneficiaries	166,432	61,818
Total Lives under Clover Management	254,568	129,099

Financial Outlook
"Third quarter financial results were highlighted by strong Insurance MCR performance, outsized revenue growth, and continued moderation of Adjusted SG&A growth," said Clover Health CFO Scott Leffler. "Third quarter Insurance MCR decreased significantly year-over-year to 86.3%, and year-to-date Insurance MCR improved to 91.7%, driven by favorability in underlying operational trends as our portfolio continues to mature. Non-Insurance MCR was 104.2%, the Company continued to limit Adjusted SG&A growth, and we finished the quarter with cash, cash equivalents, and investments of $783 million. For 2023, we are acutely focused on prioritizing profitability and expect to continue to improve both Insurance and Non-Insurance MCRs from 2022 levels."

For full-year 2022, Clover Health is updating its guidance as follows:
•Insurance membership is expected to average 86,000 - 87,000, a growth rate of 29% - 30% as compared to the 2021 average. For the Non-Insurance business, the Company expects the average number of aligned beneficiaries to be 165,000 - 170,000, compared to an average of 62,125 in 2021.
•Total revenues are expected to be in the range of $3.2 billion to $3.4 billion. This includes projected Insurance revenue of $1.0 billion to $1.1 billion and Non-Insurance revenue of $2.2 billion to $2.3 billion.
•Insurance MCR is expected to be in the range of 93% - 94%. Non-Insurance MCR is expected to be improved versus 2021 levels. As in previous guidance, significant developments related to COVID-19 and/or historical utilization trends could potentially impact these expectations.
•Adjusted SG&A (non-GAAP)(1) is expected to be between $320 million and $330 million.
•Adjusted SG&A as a percentage of revenue (non-GAAP)(1) is expected to be 9% - 10% compared to 18% in 2021.
(1) Reconciliations of projected Adjusted SG&A (non-GAAP) to projected SG&A and of projected Adjusted SG&A as a percentage of revenue (non-GAAP) to projected SG&A as a percentage of revenue, the most directly comparable GAAP measures, are not provided because stock-based compensation expense, which is excluded from Adjusted SG&A (non-GAAP), cannot be reasonably calculated or predicted at this time without unreasonable efforts. Additional information about the Company's non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A.

MA Star Rating

CMS recently maintained Clover's PPO plan at 3.5 stars on the Medicare Star Ratings for its Medicare Advantage ("MA") plans for the 2021 measurement year, which will impact the 2024 payment year. Currently, over 90% of Clover's MA membership is served through its PPO plan. We believe that this is a significant event for Clover for several reasons. First, the Star Rating was achieved on a wide network plan that serves a higher percentage of underserved beneficiaries than is typical in the industry. Second, we have maintained this Star Rating for the second year in a row while growing at an above industry average pace - which is naturally a headwind to higher Star Ratings. We believe this Star Rating validates our tech-centric approach to Medicare and health equity is working and is applicable across the full Medicare population as opposed to only small, high-performing segments.

Earnings Conference Call Details
Clover Health's management will host a conference call to discuss its financial results on Monday, November 7, at 5:00 PM Eastern Time. A live webcast of the call, together with the related materials, can be accessed from Clover Health's Investor Relations website at investors.cloverhealth.com, and an on-demand replay will be available on the same website following the call.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health's future results of operations, financial position, market size and opportunity, business strategy and plans, and the factors affecting our performance and our objectives for future operations. Forward-looking statements are not guarantees of future performance and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "can," "could," "should," "would," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "outlook," "forecast," "guidance," "objective," "plan," "seek," "grow," "target," "if," "continue," or the negative of these words or other similar terms or expressions that concern Clover Health's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements under "Financial Outlook" and statements regarding expectations relating to potential improvements in Insurance MCR, Non-Insurance MCR, operating expenses, and the number of the Company's Insurance members, as well as the statements contained in the quotations of our executive officers, including expectations related to Clover Health's "progress toward profitability", future capital needs and other expectations as to future performance, operations and results. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: Clover Health's ability to increase the lifetime value of enrollments and manage medical expenses; changes in CMS' risk adjustment payment system; challenges in expanding our member and beneficiary base or into new markets; Clover Health's exposure to unfavorable changes in local benefit costs, reimbursement rates, competition and economic conditions; the impact of litigation or investigations; changes or developments in Medicare or the health insurance system and laws and regulations governing the health insurance markets; the current and future impact of the COVID-19 pandemic and its variants on Clover Health's business and industry; the adoption and usage of Clover Assistant; the timing and market acceptance of new releases and upgrades to Clover Assistant; and the successful development of our Non-Insurance operations and the degree to which our offerings gain market acceptance by physicians. Additional information concerning these and other risk factors is contained in our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on February 28, 2022, including the Risk Factors section therein, and in our other filings with the SEC. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations.
About Non-GAAP Financial Measures
We use non-GAAP measures including Adjusted EBITDA, Adjusted SG&A, and Adjusted SG&A as a percentage of revenue. These non-GAAP financial measures are provided to enhance the reader's understanding of Clover Health's past financial performance and our prospects for the future. Clover Health's management team uses these non-GAAP financial measures in assessing Clover Health's performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP, and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental to and should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Readers are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures, which are attached to this release, together with other important financial information, including our filings with the SEC, on the Investor Relations page of our website at investors.cloverhealth.com.
For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see Appendix A: "Explanation of Non-GAAP Financial Measures and Other Items."
The statements contained in this document are solely those of the authors and do not necessarily reflect the views or policies of CMS. The authors assume responsibility for the accuracy and completeness of the information contained in this document.

About Clover Health:

Clover Health (NASDAQ: CLOV) is a physician enablement company focused on seniors who have historically lacked access to affordable, high-quality healthcare. Our strategy is underpinned by our proprietary software platform, Clover Assistant, which is designed to aggregate patient data from across the health ecosystem to support clinical decision-making and improve health outcomes. We operate two distinct lines of business: Insurance and Non-Insurance. Through our Insurance line of business, we provide PPO and HMO plans to Medicare Advantage members in several states. Our Non-Insurance line of business aims to reduce expenditures and enhance the quality of care for patients enrolled in fee-for-service Medicare. Clover's corporate headquarters are in Franklin, Tenn.

Visit: www.cloverhealth.com

Investor Relations Contacts:
Ryan Schmidt
investors@cloverhealth.com

Steve Halper
shalper@lifesciadvisors.com
Press Contacts:
Emma Baron
Andrew Still-Baxter
press@cloverhealth.com

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS: SELECTED METRICS
(in thousands)

	September 30, 2022 (Unaudited)	December 31, 2021
Selected Balance Sheet Data:
Cash, cash equivalents and investments	$782,721	$791,194
Total assets	1,557,679	950,804
Unpaid claims	140,276	138,604
Notes and securities payable, net of discount and deferred issuance costs	19,965	19,938
Total liabilities	1,165,699	411,487
Total stockholders' equity	391,980	539,317

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Premiums earned, net (Net of ceded premiums of $116 and $120, for the three months ended September 30, 2022 and 2021, respectively; net of ceded premiums of $354 and $370 for the nine months ended September 30, 2022 and 2021, respectively)	$267,892	$203,657	$814,566	$598,390
Non-Insurance revenue	585,311	222,647	1,757,579	439,020
Other income	3,614	859	5,751	2,550
Total revenues	856,817	427,163	2,577,896	1,039,960

Operating expenses:
Net medical claims incurred	839,799	436,325	2,560,307	1,109,248
Salaries and benefits	70,142	73,364	209,724	201,555
General and administrative expenses	47,832	45,846	152,569	130,110
Premium deficiency reserve (benefit) expense	(27,657)	20,761	(82,971)	48,661
Depreciation and amortization	616	120	2,028	398
Other expense	—	—	—	191
Total operating expenses	930,732	576,416	2,841,657	1,490,163
Loss from operations	(73,915)	(149,253)	(263,761)	(450,203)

Change in fair value of warrants payable	—	(115,152)	—	(66,146)
Interest expense	404	404	1,197	2,790
Amortization of notes and securities discounts	9	22	27	13,708
Loss (gain) on investment	980	—	(10,187)	—
Net loss	$(75,308)	$(34,527)	$(254,798)	$(400,555)
Basic and diluted weighted average number of Class A and Class B common shares and common share equivalents outstanding	477,690,204	414,572,706	475,609,571	410,417,493
Operating Segments

	Insurance	Non-Insurance	Corporate/Other	Eliminations	Consolidated Total
Three Months Ended September 30, 2022	(in thousands)
Premiums earned, net (Net of ceded premiums of $116)	$267,892	$—	$—	$—	$267,892
Non-Insurance revenue	—	585,311	—	—	585,311
Other income	957	457	15,494	(13,294)	3,614
Intersegment revenues	—	—	29,954	(29,954)	—
Net medical claims incurred	231,211	609,650	1,980	(3,042)	839,799
Gross profit (loss)	$37,638	$(23,882)	$43,468	$(40,206)	$17,018

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA RECONCILIATION
(in thousands) (Unaudited)(1)

	Three Months Ended September 30,
	2022	2021
Net loss:	$(75,308)	$(34,527)
Adjustments
Interest expense	404	404
Amortization of notes and securities discount	9	22
Depreciation and amortization	616	120
Change in fair value of warrants payable	—	(115,152)
Loss on investment	980	—
Stock-based compensation expense	42,641	46,803
Premium deficiency reserve (benefit) expense	(27,657)	20,761
Expenses attributable to Seek Insurance Services, Inc.	6	1,319
Expenses attributable to Character Biosciences, Inc.	—	588
Adjusted EBITDA (non-GAAP)	$(58,309)	$(79,662)
(1) The table above includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED SG&A (NON-GAAP) RECONCILIATION
(Dollars in thousands) (Unaudited)(1)

	Three Months Ended September 30,
	2022	2021
Salaries and benefits	$70,142	$73,364
General and administrative expenses	47,832	45,846
Total SG&A	117,974	119,210
Adjustments
Stock-based compensation expense	(42,641)	(46,803)
Expenses attributable to Seek Insurance Services, Inc.	(6)	(1,319)
Expenses attributable to Character Biosciences, Inc.	—	(588)
Adjusted SG&A (non-GAAP)	$75,327	$70,500

Total revenues	$856,817	$427,163
Adjusted SG&A (non-GAAP) as a percentage of revenue	9%	17%
(1) The table above includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
Appendix A
Explanation of Non-GAAP Financial Measures and Other Items

Non-GAAP Adjustments
We believe it is useful to investors for our presentation within this document of financial measures on a non-GAAP basis to exclude the below items. In particular, we believe that the exclusion of these amounts provides useful measures for period-to-period comparisons of our business. These key measures are used by our management and the board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In addition, we believe that the presentation of these non-GAAP measures enhances an investor's understanding of our financial performance.

Amortization of notes and securities discount - We report non-convertible notes and convertible securities at carrying value, net of discount. We account for convertible securities in accordance with accounting guidance for debt with conversion and other options, after determining whether embedded conversion options should be bifurcated from their host instruments.

Change in fair value of warrants payable - The fair value of warrant liabilities is estimated using a valuation method based on the level of instrument, where the values of various instruments are estimated based on an analysis of future values, assuming various future outcomes.

Depreciation and amortization - Depreciation and amortization consists of all depreciation and amortization expenses associated with our property and equipment. Depreciation includes expenses associated with property and equipment. Amortization includes expenses associated with leasehold improvements.

Expenses attributable to Seek Insurance Services Inc. and Character Biosciences, Inc. - This consists of expenses incurred by the Company in the applicable period attributable to Character Biosciences, Inc. (f/k/a Clover Therapeutics Company) before the Company began accounting for its interest in this entity using the equity method of accounting in the first quarter of 2022, and Seek Insurance Services Inc. These expenses are excluded from Adjusted SG&A (non-GAAP) and Adjusted EBITDA (non-GAAP) because management believes they are not reflective of the Company's core businesses or its actual recurring cash expense and therefore do not appropriately reflect the Company's underlying fundamentals.

Loss (gain) on investment - This consists of the loss or gain recorded during the applicable period by the Company on its minority equity interest in Character Biosciences, Inc. after the Company began accounting for its interest in this entity using the equity method of accounting in the first quarter of 2022.

Interest expense - Interest expense consists mostly of interest expense associated with previously outstanding non-convertible notes under our term loan facility that was terminated in the second quarter of 2021.

Premium deficiency reserve (benefit) expense – This consists of a reserve established to the extent that the sum of expected future costs, claim adjustment expenses, and maintenance costs exceeds related future premiums under contracts without consideration of investment income. We assess the profitability of our contracts with CMS to identify those contracts where current operating results or forecasts indicate probable future losses. Premium deficiency reserve (benefit) expense is recognized in the period in which the losses are identified.

Stock-based compensation expense – This consists of expenses for stock-based payment awards granted to employees and non-employees.

Non-GAAP Definitions
Adjusted EBITDA - A non-GAAP financial measure defined by us as net loss before interest expense, amortization of notes and securities discount, depreciation and amortization, change in fair value of warrants payable, (gain) loss on investment, stock-based compensation expense, premium deficiency reserve expense (benefit), and expenses attributable to Character Biosciences, Inc. before the Company began accounting for its interest in this entity using the equity method of accounting in the first quarter of 2022, and Seek Insurance Services Inc. Adjusted EBITDA is a key measure used by our management team and the board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides investors and others useful information to understand and evaluate our operating results in the same manner as our management and our board of directors.

Adjusted SG&A - A non-GAAP financial measure defined by us as total SG&A less stock-based compensation expense, less expenses attributable to Seek Insurance Services, Inc., less expenses attributable to Character Biosciences, Inc. We believe that Adjusted SG&A provides management, investors, and others a useful view of our operating spend as it excludes non-cash, stock-based compensation and expenses related to investments that management believes do not reflect the Company's core operating expenses. We believe that Adjusted SG&A as a percentage of revenue is useful to management, investors, and others because it allows us to measure our operational leverage as revenue scales. Beginning with the third quarter of 2022, we updated the name of our Adjusted operating expenses (non-GAAP) metric to Adjusted SG&A (non-GAAP). There has been no change to the calculation of this metric and previously reported results of the Company were not impacted by this change.

Definitions of Other Items
Non-Insurance MCR - We calculate our Non-Insurance MCR by dividing net medical claims incurred in connection with our Non-Insurance operations by Non-Insurance revenue in a given period. We believe our Non-Insurance MCR is an indicator of our gross profitability and our ability to capture and analyze data over time to generate actionable insights for returning beneficiaries to improve care and reduce medical expenses.

Lives under Clover Management - Consists of our (i) Insurance members and (ii) Original Medicare beneficiaries aligned to the Company's Direct Contracting Entity ("DCE") via attribution to a DCE-participating provider through alignment based on claims data or by beneficiary election through voluntarily alignment, in connection with the Centers for Medicare & Medicaid Services' Global and Professional Direct Contracting Model, which will transition to the ACO Reach model in 2023. We believe that Lives under Clover Management is a useful measure of the size of the beneficiary population managed by the Company.

Insurance MCR, gross and net - We calculate our Insurance MCR by dividing total net medical claims incurred by premiums earned, in each case on a gross or net basis, as the case may be, in a given period. We believe our MCR is an indicator of our gross profit for our Medicare Advantage plans and the ability of our Clover Assistant platform to capture and analyze data over time to generate actionable insights for returning members to improve care and reduce medical expenses.